Exhibit 10.1
AMENDMENT NO. 2 TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 22, 2008, amends and supplements the Amended and Restated Credit Agreement dated as of June 9, 2008, as amended (as so amended, the “Credit Agreement”) between ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation (the “Borrower”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITAL
     The parties hereto desire to amend the Credit Agreement as provided below.
AGREEMENTS
     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Borrower and the Lenders agree as follows:
     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Amendment No. 2 to Amended and Restated Credit Agreement (“Amendment No. 2”) by the Borrower, the Lenders and the Agent and the satisfaction of the conditions listed in Section 3 below, each reference to the Credit Agreement contained in the Credit Agreement, the Pledge Agreement and any other document, instrument or agreement relating thereto means the Credit Agreement as amended by this Amendment No. 2.
     2. Amendments to Credit Agreement.
          (a) Section 2.6(a) of the Credit Agreement is amended in its entirety to read as follows:
     (a) Mandatory. The Total Revolving Loan Commitment shall be automatically reduced to (i) $116,300,000 on December 22, 2008, (ii) $60,000,000 on the earlier to occur of (A) the date of receipt by the Borrower of the Net Proceeds of Additional Capital or (B) March 2, 2009, (iii) $56,000,000 on June 30, 2009 and (iv) $54,000,000 on September 30, 2009.

          (b) Section 4.11(m) of the Credit Agreement is amended to read as follows:
     (m) on the first and fifteenth day of each month, commencing October 1, 2008, a progress report regarding the issuance of equity interests in the Borrower, including without limitation the status of the Borrower’s and Subsidiary Bank’s participation in the U.S. Treasury Department’s Capital Purchase Program, in form and substance satisfactory to the Agent.
          (c) Section 4.15(c) of the Credit Agreement is amended by deleting the date “December 31, 2008” and replacing it with the date “March 31, 2009”.
          (d) Section 4.19 of the Credit Agreement is amended by adding the following sentence at the end of that section:
The Borrower shall (a) submit a request to the Office of Thrift Supervision (“OTS”) no later than January 15, 2009 for approval for the Subsidiary Bank to pay cash dividends to the Borrower during 2009 in amounts at least sufficient for the Borrower to make the interest payments due under this Agreement during 2009, (b) provide a copy of that request to each Lender and (c) promptly after receipt, furnish a copy of the OTS response to such request.
     3. Closing Conditions. This Amendment No. 2 shall become effective upon the execution and delivery of this Amendment No. 2 by the Borrower, the Lenders and the Agent, and the receipt by the Agent of the following
          (a) copies, certified to be accurate and complete by the Secretary or Assistant Secretary of the Borrower, of a resolution of the Board of Directors or Executive Committee of the Borrower authorizing the execution and delivery of this Amendment No. 2;
          (b) a certificate of the President or Vice President of the Borrower to the effect that the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects and that no Default or Event of Default exists; and
          (c) such other documents and instruments relating hereto as the Agent shall reasonably request.

     4. Representations and Warranties; No Default.
          (a) The execution and delivery of this Amendment No. 2 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.
          (b) The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects and no default under Section 6.1 of the Credit Agreement exists.
     5. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Wisconsin.
     6. Costs and Expenses. The Borrower agrees to pay to the Bank all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Bank in connection with the negotiation, execution and delivery of this Amendment No. 2.
     7. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 2, remains in full force and effect.
     8. Reaffirmation of Pledge Agreement. The Borrower acknowledges and agrees that the Pledge Agreement remains in full force and effect and continues to secure the obligations of the Borrower under the Credit Agreement, as amended hereby, and reaffirms and ratifies its obligations under the Pledge Agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first set forth above.

ANCHOR BANCORP WISCONSIN INC.

BY

Its

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender

BY

Its

ASSOCIATED BANK, NATIONAL ASSOCIATION

BY

Its

BANK OF AMERICA, N.A., successor to LaSalle Bank National Association

BY

Its

Signature Page to
Amendment No. 2 to Amended and Restated Credit Agreement